Exhibit 99.1

FOR IMMEDIATE RELEASE

LabCorp Contacts:
Media: Sue Maynard --- 336-436-8263
Media@LabCorp.com

Investors: Clarissa Willett - 336-436-5076
Investor@LabCorp.com

COVANCE LAUNCHES LABORATORY DATA MANAGEMENT FUNCTIONAL SERVICE PROVIDER
FOR PHARMACEUTICAL AND BIOTECHNOLOGY COMPANIES
Program Expands the Company’s Growing and Unique FSPx Capabilities
BURLINGTON, N.C., August 29, 2019 - LabCorp® (NYSE: LH), a leading global life sciences company, today announced that its Covance Drug Development business has launched a laboratory solution within its functional service provider (FSPx) offering. Covance has been offering FSP services to clients for more than 30 years. The acquisition of Chiltern in 2017 substantially expanded the company’s FSP offerings. This newly enlarged service, renamed FSPx, comprises a clinical analytics service and clinical operations capabilities.
Clinical analytics now includes Laboratory FSPx, which delivers customized global data solutions that enable clients to better manage laboratory data acquisition, data transfer, data transformation, data reconciliation, and site interactions. Clinical analytics also involves data management, biostatistics and programming, standards, eClinical, technology solutions, and medical writing. Clinical operations include clinical research associates, program managers, program leaders, regulatory staff, clinical trial leads, and clinical trial managers.
“Laboratory FSPx helps clients improve data readiness by integrating FSPx and central laboratory data teams from study setup to completion,” said Bill Hanlon, Ph.D., group president, Covance Clinical Development and Commercialization Services. “It also enables faster study start-up by implementing standards, lean processes and blended roles.”
An increasing number of pharmaceutical and biotech companies are using the company’s FSPx model as they aim to optimize costs, improve reconciliation and streamline their operations. Laboratory FSPx leverages a specialized group of highly experienced data managers, external data specialists, and clinical programmers who help clinical teams interface with central labs, local labs, and specialty labs including biomarker and pharmacokinetics labs.
“Whether it’s reducing the data reconciliation process time or reducing turnaround times for protocol amendments, Laboratory FSPx’s capabilities at Covance provide end-to-end solutions that help clients manage their laboratory operations,” said Paul Kirchgraber, M.D., senior vice president, Clinical Trials Testing Solutions, Covance. “The Covance FSPx portfolio of capabilities, now including Laboratory FSPx, meets the growing demands of the industry for flexible, best-in-class solutions for clinical research.”
About LabCorp
LabCorp (NYSE: LH), an S&P 500 company, is a leading global life sciences company that is deeply integrated in guiding patient care, providing comprehensive clinical laboratory and end-to-end drug development services. With a mission to improve health and improve lives, LabCorp delivers world-class diagnostic solutions, brings innovative medicines to patients faster, and uses technology to improve the delivery of care. LabCorp reported revenue of more than $11 billion in 2018.

To learn more about LabCorp, visit www.LabCorp.com, and to learn more about Covance Drug Development, visit www.Covance.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to statements with respect to the Company’s future operations, expansion of offerings and capabilities, and opportunities for future growth. Each of the forward-looking statements is subject to change based on various important factors, many of which are beyond the Company’s control, including without limitation, competitive actions and other unforeseen changes and general uncertainties in the marketplace, changes in government regulations, including healthcare reform, customer purchasing decisions, including changes in payer regulations or policies, other adverse actions of governmental and third-party payers, changes in testing guidelines or recommendations, the effect of public opinion on the Company’s reputation, adverse results in material litigation matters, failure to maintain or develop customer relationships, our ability to develop or acquire new products and adapt to technological changes, failure in information technology, systems or data security, and employee relations. These factors, in some cases, have affected and in the future (together with other factors) could affect the Company’s ability to implement the Company’s business strategy and actual results could differ materially from those suggested by these forward-looking statements. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements. The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Further information on potential factors, risks and uncertainties that could affect operating and financial results is included in the Company’s most recent Annual Report on Form 10-K and subsequent Forms 10-Q, including in each case under the heading RISK FACTORS, and in the Company’s other filings with the SEC.

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